Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing statement on Schedule 13G is filed on behalf of such person and that subsequent amendments to this statement on Schedule 13G may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: October 20, 2021

PANGAEA VENTURES FUND III, LP
By: Pangaea Ventures III, LLC, its General Partner

/s/ Andrew Haughian
Name: Andrew Haughian
Title: Director

PANGAEA VENTURES III, LLC

/s/ Andrew Haughian
Name: Andrew Haughian
Title: Director

PANGAEA PARTNERS LLC

/s/ Andrew Haughian
Name: Andrew Haughian
Title: Director

MONOC CAPITAL LTD.

/s/ Andrew Haughian
Name: Andrew Haughian
Title: Director

VICAP LLC

/s/ Chris Erickson
Name: Chris Erickson
Title: Director

PSEE VENTURES LLC

/s/ Purnesh Seegopaul
Name: Purnesh Seegopaul
Title: President

/s/ Andrew Haughian
Andrew Haughian

/s/ Chris Erickson
Chris Erickson

/s/ Purnesh Seegopaul
Purnesh Seegopaul